SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 August 4, 1999


                             Imagex Services, Inc.

             (Exact name of registrant as specified in its charter)


              Nevada                     0-82180               93-0933399
(State or other jurisdiction of (Commission File Number) (IRS Employer ID No.) incorporation or organization)


                              7316 E. Tuckey Lane
                           Scottsdale, Arizona 85250
                     (Address of principal executive offices)


Registrant's telephone number, including area code (480) 424-6842
                                                   --------------

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[CAPTION]

Item 1.  Changes in Control of Registrant.

The corporate business of the registrant was constructively abandoned by its officers and directors and its corporate status was revoked by the Nevada Secretary of State for failure to file reports and pay fees due over a four year period. Similarly, the officers and directors of the registrant had not, for more than three years, filed required reports with the Securities and Exchange Commission on a timely basis. On August 4, 1999, Tom E. Hays, a shareholder and former officer and director of the registrant prior to a change of control in 1995, paid the delinquent fees, reinstated the corporation to good standing and became the Director, President, Treasurer and Secretary. Mr. Hays has agreed to serve the un-expired terms of the abandoning directors, which is until the next annual meeting of the shareholders. Mr. Hays intends to bring delinquent SEC filings current as soon as practicable. In exchange for the services rendered and expenses incurred in re-instating the corporation and his efforts on the filings, Mr. Hays was issued 12,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company.

Item 2. Change of Registered Agent for the State of Nevada.

A new Registered Agent was appointed and said appointment was approved by the Nevada Secretary of State on or about August 15, 1999. The new Registered Agent is: Corporate Service Center, Inc., 1475 Terminal Way, Suite E, Reno, Nevada 89502.

Item 3. Changes in Registrant's Address and Phone Number.

On August 4, 1999 the registrant relocated its corporate offices to: 7316 E. Tuckey Lane, Scottsdale, Arizona 85250. The new phone number of registrant is:
480 424 6842.

[CAPTION]

                                    SIGNATURE

Pursuant to the requirements of the Section 13 or 15(d) Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   SEMPER RESOURCES CORPORATION


Date  February 12, 2001            By    /s/ Tom E. Hays
                                         ----------------------
                                         Tom E. Hays
                                         President and Director


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